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                                                                   EXHIBIT 10.2
                               HONG KONG LEASE


SUMMARY OF THE TENANCY AGREEMENT

1.   Landlord:  The Newtec Investments Limited

2.   Tenant:  Brighton Equipment Corporation Limited

3.   Premises:  Room 1001 Eastern Centre, 1065 King's Road, Quarry Bay,
     Hong Kong

4.   Tendency Period:  March 23, 1998 to March 22, 2000

5.   Rental:  HK$40,000 per month (U.S. $5,175 per month)

6.   Deposit:  HK$90,000 (U.S. $11,643) (incl. 2 month rental & $10,000 (U.S.
     $1,294) as electricity deposit)